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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of report (Date of earliest event reported)            February 16, 2001

                       High Equity Partners L.P.-Series 86
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

         0-15753                                   13-3314609
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(Commission File Number)                  (I.R.S. Employer Identification No.)

Cambridge Center, 9th Floor, Cambridge, Massachusetts                02142
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(Address of Principal Executive Offices)                          (Zip Code)

                                 (617) 234-3000
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              (Registrant's Telephone Number, Including Area Code)

                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events

Effective February 16, 2001, High Equity Partners L.P.-Series 86 (the "Partnership") entered into an Agreement to sell its Melrose Park, Illinois property to an unaffiliated third party for a purchase price of $4,650,000. The sale of the property is subject to the buyer completing its due diligence review including title, zoning and environmental review. It is expected that the sale will be closed, if at all, during the second or third quarter of 2001. If the buyer consummates the sale prior to June 30, 2001, the purchase price is reduced to $4,380,000. There can be no assurance that the sale will occur.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 20th day of February, 2001.

                                High Equity Partners L.P.-Series 86


                                By: Resources Capital Corp.
                                    Its General Partner



                                    By: /s/ Michael L. Ashner
                                        --------------------------------------
                                        Michael L. Ashner
                                        President